UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  February 9, 2015

Cogent Communications Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51829	46-5706863
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1015 31st St. NW, Washington, District of Columbia	20007
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   202-295-4200

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.  Regulation FD Disclosure.

Cogent Communications Group, Inc. (“Cogent”), a wholly owned subsidiary of Cogent Communications Holdings, Inc. (the “Company”), intends to commence an offering of $245 million of Senior Secured Notes due 2022 (the “Notes”) for issuance in a private placement not registered under the Securities Act of 1933, as amended (the “Act”). The Notes are being offered and sold only to qualified institutional buyers in an unregistered offering pursuant to Rule 144A under the Act, and to certain non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Act. The Notes will be guaranteed by Cogent’s domestic subsidiaries, subject to certain exceptions, and the Notes are expected to be guaranteed by the Company on the closing date of the offering of the Notes. The Company’s guarantee will be unsecured and the Company will not be subject to the covenants under the indenture governing the Notes. If the offering is consummated, Cogent expects to use the proceeds from the offering, plus cash on hand, to finance the redemption of $240.0 million in aggregate principal amount of its 8.375% Senior Secured Notes due 2018 (the “Existing Secured Notes”). There can be no assurance that the issuance and sale of the Notes will be consummated, and the redemption of the Existing Secured Notes will be conditioned upon the closing of the offering of the Notes. Additional details are discussed in the associated press release, a copy of which is attached as Exhibit 99.1.

In connection with the commencement of the offering of the Notes, the Company has presented the preliminary estimated financial information below for its fourth fiscal quarter ended December 31, 2014 based on currently available information. The Company has not finalized its financial results for the quarter and Ernst & Young LLP, the Company’s independent registered public accounting firm, has not performed any procedures with respect to the preliminary estimated financial information contained below, nor have they expressed any opinion or other form of assurance on such preliminary estimated financial information or its achievability. These preliminary estimates should not be regarded as a representation by the Company, the Company’s management or the initial purchaser as to the Company’s actual financial results for the Company’s fourth fiscal quarter. The preliminary estimated financial information presented below is subject to change, and the Company’s actual financial results may differ from such preliminary estimates and such differences could be material.

	(In thousands) (Actual & Unaudited)	(Estimated & Unaudited)
	Three Months Ended	Three Months Ended
	December 31, 2013	December 31, 2014
Service Revenue (1)	$89,859	$96,000 to $97,000

EBITDA, as adjusted (2)	$31,548	$33,000 to $34,000

Schedule of Non-GAAP Measures (2)
Cash flows provided by operating activities	$29,288	$17,500 to $18,000
Changes in working capital	$(8,158)	$500 to $750
Cash interest expense and income taxes, net	$9,504	$12,250 to $12,250
EBITDA	$30,634	$30,250 to $31,000
Gains on asset related transactions	$914	$2,750 to $3,000
EBITDA, as adjusted	$31,548	$33,000 to $34,000

(1)         Estimated negative foreign exchange impact from the fourth quarter of 2013 to the fourth quarter of 2014 of between $2.0 and $2.2 million. Service revenue, on a constant currency basis is determined by translating the service revenue for the three months ended December 31, 2014 at the average foreign currency exchange rates for the three months ended December 31, 2013. The Company believes that disclosing quarterly revenue growth without the impact of foreign currencies on service revenue is a useful measure of revenue growth. Service revenue, as adjusted, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

(2)         EBITDA represents net cash flows from operating activities plus changes in operating assets and liabilities, cash interest expense and income tax expense.  Management believes the most directly comparable measure to EBITDA calculated in accordance with GAAP is cash flows provided by operating activities.

EBITDA, as adjusted, represents EBITDA plus net gains (losses) on asset related transactions. We believe EBITDA, as adjusted, is a useful measure of our ability to service debt, fund capital expenditures and expand our business.  EBITDA, as adjusted, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information. We also believe that EBITDA is a frequently used measure by securities analysts, investors, and other interested parties in their evaluation of issuers.

EBITDA and EBITDA, as adjusted, are not recognized terms under GAAP and accordingly, should not be viewed in isolation or as a substitute for the analysis of results as reported under GAAP, but rather as a supplemental measure to GAAP. For example, EBITDA is not intended to reflect our free cash flow, as it does not consider certain current or future cash requirements, such as capital expenditures, contractual commitments, and changes in working capital needs, interest expenses and debt service requirements. Our calculations of EBITDA and EBITDA, as adjusted, may also differ from the calculation of EBITDA and EBITDA, as adjusted, by our competitors and other companies and as such, its utility as a comparative measure is limited.

The information in this Current Report does not constitute an offer to sell or a solicitation of an offer to buy any of the Notes. The Notes offering is not being made to any person in any jurisdiction in which the offer, solicitation or sale is unlawful. The Notes offered have not been registered under the Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This information set forth herein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Caution Concerning Forward-Looking Statements

Except for historical information and discussion contained herein, statements contained in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “projects” and similar expressions. The statements in this release are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Numerous factors could cause or contribute to such differences, including future economic instability in the global economy or a contraction of the capital markets which could affect spending on Internet services and our ability to engage in financing activities; the impact of changing foreign exchange rates (in particular the Euro to USD and Canadian dollar to USD exchange rates) on the translation of our non-USD denominated revenues, expenses, assets and liabilities; legal and operational difficulties in new markets; the imposition of a requirement that we contribute to the U.S. Universal Service Fund and similar funds in other countries; changes in government policy and/or regulation, including net neutrality rules by the United States Federal Communications Commission and in the area of data protection; increasing competition leading to lower prices for our services; our ability to attract new customers and to increase and maintain the volume of traffic on our network; the ability to maintain our Internet peering arrangements on favorable terms; our reliance on an equipment vendor, Cisco Systems Inc., and the potential for hardware or software problems associated with such equipment; the dependence of our network on the quality and dependability of third-party fiber providers; our ability to retain certain customers that comprise a significant portion of our revenue base; the management of network failures and/or disruptions; and outcomes in litigation as well as other risks discussed from time to time in our filings with the Securities and Exchange Commission, including, without limitation, our annual report on Form 10-K for the fiscal year ended December 31, 2013 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2014 filed with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement or any information contained in this press release or in other public disclosures at any time.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit
Number	Description

99.1	Press Release of Cogent Communications Holdings, Inc., dated February 9, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cogent Communications Holdings, Inc.

February 9, 2015	By:	/s/David Schaeffer
Name: David Schaeffer
Title: President and Chief Executive Officer